UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 312-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 24, 2008, Franklin Resources, Inc. (the “Company”) issued a press release announcing its preliminary financial results for the fiscal quarter ended December 31, 2007. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Except as specified in Item 9.01 hereof, the information in Item 2.02 of this report, including the exhibit hereto, (x) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and (y) shall not be incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report is incorporated by reference).

Item 8.01	Other Events.

On January 24, 2008, the Company announced that as of such date, its Board of Directors authorized the Company to repurchase, from time to time, up to an aggregate of 10.0 million shares of its common stock in either open market or off-market transactions. The size and timing of these purchases will depend on price, market and business conditions and other factors. The stock repurchase program is not subject to an expiration date. The new Board of Directors authorization is in addition to the existing authorization, of which 1,371,118 shares remained available for repurchase at January 15, 2008.

Item 9.01	Financial Statements and Exhibits.

The information in the press release attached hereto as Exhibit 99.1, solely as it relates to the Company’s share repurchase authorization and activity, is deemed filed rather than furnished pursuant to General Instruction B.2. to Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 24, 2008 issued by Franklin Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: January 24, 2008	/s/ Kenneth A. Lewis
	Name:	Kenneth A. Lewis
	Title:	Executive Vice President, Chief Financial Officer
and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 24, 2008 issued by Franklin Resources, Inc.